EXHIBIT S

                             MAR-PRO SERVICES, LTD.
                            STOCK EXCHANGE AGREEMENT
                                       AND
                              CORPORATE RESOLUTION
                                CANCELLING SHARES
                                       AND
                         COURT ORDER ENJOINING TRANSFER


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                                AGREEMENT BETWEEN
                                 ROBERT ROOD IV
                                       AND
                      HEALTH CARE CENTERS OF AMERICA, INC.

                      SUBJ: ACQUISITION OF GOLD CONCENTRATE

This AGREEMENT made this 15th day of March 1995, by and between Robert Rood IV, d.b.a., Asset Resource Management (hereinafter referred to as "ARM"), and Health Care Centers of America (hereinafter referred to as "HCCA").

WHEREAS, both parties desire and agree to the following:

WHEREAS, as ARM represents and warrants that it has the full and unencumbered title to certain gold concentrates (as represented by the attached Horizon Technology, L.L.C. Corporate Resolution, dated November 16, 1994); and,

WHEREAS, ARM desires to sell its entire rights, title, and interest to the above mentioned eighty (80) tons of gold concentrate to HCCA in exchange for 144 Restricted Stock in HCCA. The HCCA Stock shall be valued at Two and 501100 Dollars ($2.50) per Share, and upon delivery by ARM, the total certified gold content of all eighty (80) tons of concentrate, HCCA will deliver the total number of Shares needed valued at Two and 50/100 Dollars ($2.50) to ARM with its total stated value equaling the total recoverable value of the gold concentrate; and, as of this date, the approximate value is Fifty-Five Million Dollars ($55,000,000). ARM shall deliver a Certified Assay, registered with the State of Nevada, to HCCA in exchange for HCCA Stock.

WHEREAS, ARM represents that it has full authority to sell or dispose of the concentrates in any manner it so chooses.


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WHEREAS,  inasmuch as this AGREEMENT is irrevocable,  ARM gives its full consent to HCCA to use the concentrates as it deems necessary to accomplish its financing needs.

WHEREAS, ARM agrees to not market or dispose of the stock in any way that would cause HCCA's market price to falter or lose value, unless agreed to by the two major stockholders of HCCA.

WHEREAS, both parties agree to leave the eighty (80) tons of gold concentrate in the bonded warehouse and will not tamper with it or break the seals on any drum of material.

This AGREEMENT shall be binding upon and inure to the benefit of the parties hereto signed, their respective heirs, agents, successors and assigns. By signature hereon, agreed to on this 15 th day of March 1995 by:

                               /s/Maurice Furlong
                           Maurice Furlong, President
                      Health Care Centers of America, Inc.
                                     (HCCA)

                                 /s/Robert Rood
                            Robert Rood IV, d.b.a.,
                           Asset Resource Management
                                     (ARM)

                                  Witnesseth:
                            /s/(signature illegible)

                                  Witnesseth:
                            /s/(signature illegible)

                                  BILL OF SALE

As Agent for Asset Resource Management, I, Robert Rood IV hereby do sell all rights, title and interest to the eighty (80) tons of gold concentrate, as represented by Horizons Technology, L.L.C. "Transfer of Assets", dated December 19, 1994, attached hereto and made a part of this Bill of Sale. This sale to Health Care Centers of America is made in exchange for Common 144 Restricted Stock in Health Care Centers of America, Inc. The exact number of Shares will be determined when Asset Resource Management delivers a certified assay value of the eighty (80) tons of concentrate being transferred to HCCA. The Stock value is hereby fixed at Two and 501100 Dollars ($2.50) per Share. ARM will fix the selling price at the recoverable value of the gold concentrate.

This sale, by signature hereto is consummated this 16th day of March 1995.

AGREED                                             ACCEPTED:

/s/Robert Rood                                     /s/ Maurice Furlong
Robert Rood IV; Agent                              Maurice Furlong, President
Asset Resource Management                          HCCA


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                               RESTATED AGREEMENT

                          OF THE BILL OF SALE ADDENDUM

                          BETWEEN HCCA,Inc (Buyer) AND

              MAR-PRO SERVICES AND ASSET RESOURCE MANAGEMENT, INC.

                      Subject: Additional Gold Concentrate

HCCA, Inc. desires to acquire 140 additional barrels of gold concentrate (70 additional tons) with identical values or higher to the original 160 barrels listed on the Bill of Sale between HCCA, Inc. and Asset Resource Management dated March 16th, 1995. Asset Resource Management agrees to deliver the additional barrels as soon as possible and accept the 144 restricted common voting stock of HCCA, Inc. as payment in full, the stock value is hereby set at $2.50 per share.

An adjustment will be made by 25% to correct to 25% overpayment of initial stock delivery on second payment. If required MAR-PRO Services Limited will provide insurance or a bond of the value hereinstated. One hundred (100) tons will be delivered to a bonded warehouse on Wednesday, August 16th, 1995. Fifty (50) tons have already been delivered to Metro Trade Services warehouse in Long Beach, California.

The assay of the gold concentrate must be satisfactory to HCCA's auditor, and the gold values on each ton must be at least equivalent to the values shown on the first 100 barrels received by HCCA in Metro Trade Services warehouse in Long Beach, California. Rob Rood agrees to provide all documents required by HCCA's auditor relative to the total purchase of 150 tons of gold concentrate. If the gold values prove to be less than represented, an adjustment in the number of shares paid will be made.

Agreed and Accepted this 15th of August, 1995 /s/Robert Rood Robert Rood IV Agent for Asset Resource Management & MAR-PRO Services, LTD.

                              Agreed and Accepted
                             this 15th August, 1995
                               /s/Maurice Furlong
                                Maurice Furlong
                                   President
                      Health Care Centers of America; Inc.

                            /s/(signature illegible)
                                    Witness

                            /s/(signature illegible)
                                    Witness

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                    RESOLUTION OF THE BOARD OF DIRECTORS OF
                  HEALTH CARE CENTERS OF AMERICA, INC. (hcca)
                  In Accordance with a Special Meeting of the
             Board of Directors held pursuant to a Waiver of Notice

     A Special Meeting of the Board of Directors of HCCA was held on September 20, 1996 in Reno, Nevada, a majority of the Directors were present and constituted a quorum. The Special Meetinf was held in conformity with a Waiver of Norice.

     HCCA previously entered into a contract for the puurchase of certain precious metal concentrate from Robert Rood IV, Mar-Pro Services, Ltd. and/or Asset Resource Management. Upon delivery of a portion of the precioyus metal concentrate, it was further assayed by HCCA. The results of the assay indicated that the concentrate kdelivered has no substantial value and the value of same hasd bveen materially misrepresented by Robert Rood IV, Mar-Pro Services, Ltd. and/or Asset Resource Management. HCCA had issued to Mar-Pro a total ofo o41,479,500 shares aand certificate #2148 for 24,562,000 shares).

     Be it resolved; that the President of HCCA shall emloy the necessaary legal counsel to pursue the appropriate action against Robert Rood IV, Mar-Pro Services, Ltd. and Asset Resource Management for the relief deemed necessary and in the best interests of HCCA.

     BE IT FURTHER RESOLVED; that the transfer agent for HCCA. The Nevada Agency and Trust Company (NATCO) is hereby direicted to cancel certificate #2117 in the amount of 17,187,5009 shares and certificate #2`48 in the amount of 24,562,000 shares are to be canceled. Said shares are hereby canceled and the stock is returned to the Treasury.

/s/Maurice Furlong
Maurice W. Furlong, Chairman of the Board

Dated: September 20, 1996

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Case No. CU96-06332
Dept No. 3

          IN THE SECOND JUDICIAL DISTRICT COURT OF THE STATE OF NEVADA
                         IN AND FOR THE COUNTY OF WASHOE




HCCA, Inc.,
a Nevada-Corporation;

Plaintiff,
                                                  ORDER RE:
                                                  PLAINTIFF'S EX-PARTE
vs.                                               MOTION FOR A TEMPORARY
NEVADA AGENCY AND TRUST COMPANY,                  RESTRAINING ORDER
a Nevada Corporation; ROBERT                      AND APPLICATION FOR PRE-
ROOD, IV; ASSET RESOURCE                          LIMINARY INJUNCTION.
MANAGEMENT CO.; MAR-PRO SERVICES,
LIMITED; and, RED, WHITE and
BLUE CORPORATIONS;
A, B, and C PARTNERSHIPS, X, Y,
and Z ASSOCIATIONS; and, DOES I-X,

                                   Defendants

     After careful review of the PLAINTIFF'S EX-PARTE MOTION FOR TEMPORARY RESTRAINING ORDER AND APPLICATION FOR PRELIMINARY INJUNCTION and all of the pleadings on file herein and good cause appearing therefrom;

     This Court finds that immediate and irreparable harm will be caused to plaintiff HCCA, if the Mar-Pro certificates, as defined in Paragraphs 16 of complaint on file herein, are allowed to be transferred, in that plaintiff HCCA will have issued the shares of ownership, but will not have received the benefit it bargained for. Further, once these shares are issued in the name of National Finanacial Services Corp., plaintiff HCCA will not be able to control their resale.



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     This court  further finds that every  reasonable  effort was made to notify all defendants, and, in fact, all defendants have been notified, albeit without adequate time to formally object. Finally, this court finds that the risk of harm to a7.1 defendants is minimal, in that the certificates being enjoined form adequate security for all parties and the plaintiffs, and each of them, are only seeking to maintain the status quo until a full hearing on the merits can be given.

     WHEREFORE this Court does order:

     1. That Defendant NEVADA AGENCY AND TRUST COMPANY is hereby enjoined from transferring the Mar-Pro Shares for fifteen (15) days from the date of this ORDER or until a hearing on the merits can be had;

     2 . That plaintiff HCCA shall post a $10,000 bond/check as security for any costs and damages as may be incurred or suffered by any defendant.



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     3. That plaintiff HCCA motion for a Preliminary Injunction will come on for hearing before this court on the 10th day of October 1996, at 1:30 pm


     DATED this 30 day of September, 1996 , at the hour of 9 am



                               /s/Deborah W. Qosh
                                Deborah W. Qosh
                                 District Judge


                                      By:
                             J.T. Cardinalli, Esq.
                                96 Winter Street
                               Reno, Nevada 89503
                                 (702) 322 7422
                            Attorney for plaintiffs

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